MODIFICATION AGREEMENT

This MODIFICATION AGREEMENT, effective as of February 16th, 2012 (“Modification”), is entered into by and among JayHawk Energy, Inc., a Colorado corporation (the “Company”), Alpha Capital Anstalt (“Alpha”), Whalehaven Capital Fund Ltd. (“Whalehaven”), Lane Ventures, Inc. (“Lane”), Momona Capital (“Momona”), Ellis International Ltd. (“Ellis” and collectively with Alpha, Whalehaven, Lane, Momona and Ellis, the “Purchasers”).

RECITALS

 WHEREAS, the Company and the Purchasers entered into that certain Securities Purchase Agreement on or about December 9, 2009, (the “2009 Purchase Agreement”), pursuant to which the Company sold, and the Purchasers, severally and not jointly, purchased certain debentures (the “2009 Debentures”) and warrants (the “2009 Warrants”) (collectively the “2009 Transaction Documents”); and

WHEREAS, the Company and the Purchasers entered into that certain Securities Purchase Agreement on or about October 18, 2010, (the “2010 Purchase Agreement”), pursuant to which the Company sold, and the Purchasers, severally and not jointly, purchased certain debentures (the “2010 Debentures” and collectively with the 2009 Debentures, the “Debentures”) and warrants (the “2010 Warrants” and collectively with the 2009 Warrants, the “Warrants”) (collectively the “2010 Transaction Documents”); and

WHEREAS, the Maturity Date of the 2009 Debentures was December 14, 2011; and

WHEREAS, the Conversion Price of the Debentures is currently twelve cents ($.12) per share; and

WHEREAS, the Exercise Price of the Warrants is currently twelve cents ($.12) per share; and

WHEREAS, the Purchasers have agreed to extend the Maturity Date of the 2009 Debentures; and

WHEREAS, the Company has agreed to lower the Conversion Price of the Debentures; and

WHEREAS, the Company has agreed to lower the Exercise Price of the Warrants.

NOW, THEREFORE, in consideration of the terms and conditions contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

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AGREEMENT

1.

Maturity Date.  The Purchasers agree to extend the Maturity Date of the 2009 Debentures to March 15, 2012.

2.

Conversion Price. The Company agrees to reduce the Conversion Price of the Debentures to five cents ($.05) per share.

3.

Exercise Price.  The Company agrees to reduce the Exercise Price of the Warrants to five cents ($.05) per share.

4.

Effect on 2009 Transaction Documents and 2010 Transaction Documents.  Other than as expressly set forth herein, the 2009 Transaction Documents and the 2010 Transaction Documents shall continue in full force and effect.  This Modification shall not be deemed to be a waiver, amendment or modification of any other provision of the 2009 Transaction Documents or the 2010 Transaction Documents.

5.

Execution. This Modification may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

6.

Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Modification shall be determined pursuant to the Governing Law provision of the 2010 Purchase Agreement.

7.

Entire Agreement.  This Modification contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Modification.

[SIGNATURE PAGE FOLLOWS]

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